Exhibit 99.1

HUDSON TECHNOLOGIES REPORTS first quarter 2020 REVENUES

OF $36.4 MILLION, gross MARGIN of 23% AND LIQUIDITY OF $27 MILLION pearl river, ny – MaY 6, 2020 – Hudson Technologies, Inc. (NASDAQ: HDSN) announced results for the first quarter ended March 31, 2020.

For the quarter ended March 31, 2020, Hudson reported revenues of $36.4 million, a 5% increase compared to $34.7 million in the comparable 2019 period, primarily due to an increase in the volume of refrigerants sold. Gross margin was 23% for the first quarter of 2020 compared to 20% for the first quarter of 2019. The Company reported operating income of $0.4 million for the first quarter of 2020 compared to operating income of $0.2 million for the first quarter of 2019. Net loss for the first quarter of 2020 was $2.9 million, or ($0.07) per basic and diluted share, compared to a net loss of $4.0 million or ($0.09) per basic and diluted share in the first quarter of 2019.

Kevin J. Zugibe, Chairman and Chief Executive Officer of Hudson Technologies commented, “First let me say that the novel coronavirus disease, COVID-19, has had a dramatic impact on every person, business and industry, and Hudson is no exception. However, Hudson operates in a ‘critical infrastructure industry’ and is an essential business as defined by the U.S. government. We have kept our plants operating and have been effectively running our operations, while following all state and federal guidelines to keep our employees safe and healthy. Our priorities throughout this pandemic have been, and will continue to be, to ensure the health and safety of our employees; to keep our products in supply and to maintain the quality and safety of our products; to best serve our customers across all channels as they adapt to the crisis; and, to position ourselves to emerge strong when the crisis ends.

“As we look back on the first quarter, we saw an increase in volume over the same period last year, building on the increased volume we saw in 2019, and we are seeing some strengthening in the pricing of R-22. We are a few weeks away from the prime selling season so it is still early in the 2020 season to know how pricing will develop, and it also remains to be seen as to what effect the weather and the economic impact of COVID-19 will have on the price and demand for refrigerants. Additionally, during the first quarter, we improved our gross margins in 2020 over 2019 and believe we have the opportunity to further drive improved margins in 2020 as we replace higher priced inventory with lower priced product. We believe that customer inventories are low and, with the elimination of R-22 production and importation in 2020, we expect to see a tightening in the supply of virgin R-22. Finally, the Company’s financial position and liquidity remain strong, with total liquidity at March 31, 2020 of approximately $27 million, which includes cash and revolver availability.

“As we proceed through 2020, we are concerned that the economic factors resulting from the various governmental restrictions that have been put in place could have a negative impact on the demand for refrigerants. We continue to focus on implementing various strategies to grow our leadership position in the refrigerant industry, and on leveraging our strong reclamation abilities and our presence at key points in the supply chain.”

Conference Call Information

The Company will host a conference call and webcast to discuss the first quarter results today, May 6, 2020 at 5:00 P.M. Eastern Time.

To access the live webcast, log onto the Hudson Technologies website at www.hudsontech.com, and click on “Investor Relations”.

To participate in the call by phone, dial (877) 407-9500 approximately five minutes prior to the scheduled start time. International callers please dial (862) 298-0850.

A replay of the teleconference will be available until June 5, 2020 and may be accessed by dialing (877) 481-4010. International callers may dial (919) 882-2331. Callers should use conference ID: 34600.

About Hudson Technologies

Hudson Technologies, Inc. is a leading provider of innovative and sustainable solutions for optimizing performance and enhancing reliability of commercial and industrial chiller plants and refrigeration systems. Hudson's proprietary RefrigerantSide® Services increase operating efficiency, provide energy and cost savings, reduce greenhouse gas emissions and the plant’s carbon footprint while enhancing system life and reliability of operations at the same time. RefrigerantSide® Services can be performed at a customer's site as an integral part of an effective scheduled maintenance program or in response to emergencies. Hudson also offers SMARTenergy OPS®, which is a cloud-based Managed Software as a Service for continuous monitoring, Fault Detection and Diagnostics and real-time optimization of chilled water plants. In addition, the Company sells refrigerants and provides traditional reclamation services for commercial and industrial air conditioning and refrigeration uses. For further information on Hudson, please visit the Company's web site at www.hudsontech.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements contained herein which are not historical facts constitute forward-looking statements. These include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future including, without limitation, Hudson’s expectations with respect to the benefits, costs and other anticipated financial impacts of the ARI transaction; future financial and operating results of the Company; the Company’s ability to remain in compliance with the financial covenants in its loan agreements; and the Company’s plans, objectives, expectations and intentions with respect to future operations and services. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, changes in the laws and regulations affecting the industry, changes in the demand and price for refrigerants (including unfavorable market conditions adversely affecting the demand for, and the price of, refrigerants), the Company's ability to source refrigerants, regulatory and economic factors, seasonality, competition, litigation, the nature of supplier or customer arrangements that become available to the Company in the future, adverse weather conditions, possible technological obsolescence of existing products and services, possible reduction in the carrying value of long-lived assets, estimates of the useful life of its assets, potential environmental liability, customer concentration, the ability to obtain financing, any delays or interruptions in bringing products and services to market, the timely availability of any requisite permits and authorizations from governmental entities and third parties as well as factors relating to doing business outside the United States, including changes in the laws, regulations, policies, and political, financial and economic conditions, including inflation, interest and currency exchange rates, of countries in which the Company may seek to conduct business, the Company’s ability to successfully integrate any assets it acquires from third parties into its operations, the impact of the current COVID-19 pandemic, and other risks detailed in the Company's 10-K for the year ended December 31, 2019 and other subsequent filings with the Securities and Exchange Commission. The words "believe", "expect", "anticipate", "may", "plan", "should" and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Company Contact:
Brian F. Coleman, President & COO
Hudson Technologies, Inc.
(845) 735-6000
bcoleman@hudsontech.com

Hudson Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(Amounts in thousands, except for share and par value amounts)

	March 31,	December 31,
	2020	2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,251	$2,600
Trade accounts receivable – net	15,454	8,061
Inventories – net	58,288	59,238
Prepaid expenses and other current assets	4,231	4,525
Total current assets	84,224	74,424

Property, plant and equipment, less accumulated depreciation	22,784	23,674
Goodwill	47,803	47,803
Intangible assets, less accumulated amortization	25,296	26,012
Right of use asset	7,573	8,048
Other assets	49	192
Total Assets	$187,729	$180,153

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$11,513	$10,274
Accrued expenses and other current liabilities	20,126	18,120
Accrued payroll	785	724
Short-term debt	22,000	14,000
Current maturities of long-term debt	3,757	3,008
Total current liabilities	58,181	46,126
Deferred tax liability	1,180	1,192
Long-term lease liabilities	5,143	5,742
Long-term debt, less current maturities	80,874	81,982
Total Liabilities	145,378	135,042

Commitments and contingencies

Stockholders’ equity:
Preferred stock, shares authorized 5,000,000: Series A Convertible preferred stock, $0.01 par value ($100 liquidation preference value); shares authorized 150,000; none issued or outstanding	—	—
Common stock, $0.01 par value; shares authorized 100,000,000; issued and outstanding 42,628,560 at March 31, 2020 and December 31, 2019	426	426
Additional paid-in capital	117,682	117,557
Accumulated deficit	(75,757)	(72,872)
Total Stockholders’ Equity	42,351	45,111

Total Liabilities and Stockholders’ Equity	$187,729	$180,153

Hudson Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except for share and per share amounts)

	Three-month period ended March 31,
	2020	2019

Revenues	$36,350	$34,664
Cost of sales	28,003	27,679
Gross profit	8,347	6,985

Operating expenses:
Selling, general and administrative	7,265	6,024
Amortization	716	721
Total operating expenses	7,981	6,745

Operating income	366	240

Interest expense	(3,311)	(4,207)

Loss before income taxes	(2,945)	(3,967)

Income tax (benefit)	(60)	72

Net loss	$(2,885)	$(4,039)

Net loss per common share – Basic	$(0.07)	$(0.09)
Net loss per common share – Diluted	$(0.07)	$(0.09)
Weighted average number of shares outstanding – Basic	42,628,560	42,602,431
Weighted average number of shares outstanding – Diluted	42,628,560	42,602,431